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                               BRITESMILE, INC.

         DIRECTOR STOCK OPTION AND STOCK APPRECIATION RIGHTS AGREEMENT
                (Revised 1997 Stock Option and Incentive Plan)


Participant: _____________________
Date of Grant: ___________________
Number of Covered Shares: ________
Exercise Price Per Share: ________


          This Stock Option and Stock Appreciation Rights Agreement ("Agreement"), is entered into as of the _______ day of ____________, 19____, between BriteSmile, Inc., a Utah corporation (the "Company"), and _____________ ("Optionee").

          WHEREAS, the Company has adopted the BriteSmile, Inc. Revised 1997 Stock Option and Incentive Plan (the "Plan") and has approved the granting to certain directors of the Company of nonqualified stock options and related alternative stock appreciation rights to purchase common stock of the Company ("Common Stock"); and

          WHEREAS, Optionee is a director of the Company, and the Company desires to secure or increase Optionee's stock ownership of the Company in order to increase Optionee's incentive and personal interest in the welfare of the Company.

          NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

          1.   Grant of Options.  The Company hereby grants to Optionee options
               ----------------
(the "Options") to purchase all or any part of an aggregate amount of ____________________ (________) shares of the Common Stock of the Company at a price of $____________ per share, on the terms and conditions hereinafter set forth, all of which Options vest immediately upon the date hereof, subject to any other restrictions on exercise set forth in this Agreement.

          2.   Term of Options.  Except as otherwise provided in Section 4
               ---------------
below, the Options shall be exercisable, in whole or in part, and at any time within ten (10) years after the date of grant thereof, at which time the Options shall terminate and not be exercisable thereafter. Unless the Company is advised otherwise by its securities counsel, at least six (6) months must elapse from the date of grant of the Option to the date of disposition by Optionee of the shares of Common Stock underlying the Option.
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          3.   Grant of Alternate Stock Appreciation Rights.  Concurrently with
               --------------------------------------------
the grant of the Options pursuant to paragraph 1, the Company hereby grants to Optionee with respect to each share of Common Stock subject to the Options, related Alternate Rights ("Alternate Rights"). Each Alternate Right entitles Optionee, in lieu of exercising the Options granted herein, to elect to receive from the Company, in the form of Common Stock, the value of the appreciation in the Common Stock underlying the Options.

               (a)  Entitlement Upon Exercise of Alternate Rights.  Upon the
                    ---------------------------------------------
exercise of an Alternate Right, Optionee shall be entitled to receive from the Company the amount, if any, by which the Fair Market Value (as defined in the Plan) of a share of Common Stock on the exercise date exceeds the Fair Market Value of a share of Common Stock on the date the Options related to the Alternate Rights were granted.

               (b)  Payment in the Form of Common Stock.  Payment pursuant to
                    -----------------------------------
paragraph 3(a) shall be made by the Company in the form of Common Stock. The exercise of any Alternate Rights shall cancel an equal number of Options related to said Alternate Rights. All shares issued upon the exercise of Alternate Rights shall be issued with the rights and restrictions specified in the Plan for shares issued pursuant to the exercise of Options.

               (c)  Rights Subject to Terms of Related Options.  Alternate
                    ------------------------------------------
Rights shall be exercisable only to the same extent and subject to the same conditions and within the same terms and vesting schedules, as the Options related thereto are exercisable. Accordingly, unless the context indicates
                                              ----------------------------
otherwise, reference in this Agreement to "Options" shall include the Alternate
---------
Rights associated therewith.
---------------------------

          4.   Exercise of Options.  The Options or any portion thereof may be
               -------------------
exercised by Optionee paying the purchase price of any shares with respect to which the Options are being exercised by cash, certified check, bank draft or postal or express money order, or at the request of Optionee, prior-acquired shares of Common Stock valued at their fair market value on the date prior to exercise, in each case delivered with a written notice of exercise which shall:

               (a) State the number of shares being exercised, the name, address and social security number of each person for whom the stock certificate or certificates for such shares of the Common Stock are to be registered;

               (b) Contain any representations and agreements as to Optionee's investment intent with respect to the shares exercised as may be satisfactory to the Company's counsel; and

               (c) Be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than Optionee, be

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accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Options.

          As a condition to the exercise of the Options, the Company may require the person exercising the Options to make any representation and warranty to the Company that may be required by any applicable law or regulation.

          5.   Termination of Directorship.  If Optionee ceases to be a Director
               ---------------------------
of the Company for any reason, any outstanding Options held by the Director shall be exercisable according to the following provisions:

               (a) If Optionee ceases to be a Director for any reason other than resignation or removal for cause, subject to the provisions regarding death of Optionee in paragraphs d-f below, any outstanding Option held by Optionee at such time shall be exercisable by Optionee (but only if exercisable immediately prior to ceasing to be a Director) at any time prior to the expiration date of such Option or within three years after the date the grantee ceases to be a Director, whichever is the shorter period;

               (b) If during his term of office as a Director Optionee resigns from the Board, any outstanding Option held by Optionee which is not exercisable by him immediately prior to resignation shall terminate as of the date of resignation, and any outstanding Option held by Optionee which is exercisable immediately prior to resignation shall be exercisable at any time prior to the expiration date of such Option or within six months after the date of resignation, whichever is shorter;

               (c) If during his term of office as a Director Optionee is removed from office for cause, any outstanding Option held by Optionee which is not exercisable by him immediately prior to removal, and any outstanding Option held by Optionee which is exercisable immediately prior to removal, shall terminate as of the date of removal for cause and may not be exercised;

               (d) Following the death of Optionee during service as a Director of the Company, any outstanding Option held by him at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the will of Optionee, or, if Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the legal representative of Optionee at any time prior to the expiration date of such Option or within three years after the date of death of Optionee, whichever is the shorter period;

               (e) Following the death of Optionee after ceasing to be a Director and during a period when an Option is exercisable under (b) above, the Option shall be exercisable by such person entitled to do so under the will of Optionee or by such legal representative at any

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time prior to the expiration date of the Option or within one year after the date of death, whichever is the shorter period;

               (f) Following the death of Optionee after ceasing to be a Director and during a period when an Option is exercisable under clause (a) above, the Option shall be exercisable by such person entitled to do so under the will of Optionee or by such legal representative at any time during the shorter of the following two periods: (i) until the expiration date of the Option or (ii) until three years after the grantee ceased being a Director or one year after the date of death of Optionee, (whichever is longer);

          For purposes of this Agreement, "retirement" and "disability" shall be as determined by the Company or the Committee which administers the Plan. Removal "for cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

          6.   Transfer of Options.  Unless the Company, upon advice of its
               -------------------
securities counsel, directs otherwise, the Options may not be assigned or transferred in any manner except upon the death of Optionee by will or by the laws of descent and distribution. During the lifetime of Optionee, the Options shall be exercisable only by Optionee.

          7.   Reservation of Shares.  The Company, during the term hereof, will
               ---------------------
at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements hereof. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

          8.   Application of Section 16(b).  The parties acknowledge that
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inasmuch as Optionee is a director of the Company, the grant to Optionee of
Options hereunder, or Optionee's sale of shares underlying the Options, may, unless the Plan is qualified under Rule 16b-3 of the SEC, subject Optionee to liability under the insider trading prohibitions of Section 16(b) of the Securities Exchange Act of 1934, if Optionee purchases or sells Common Stock of the Company within six months before or after the grant of the Options, or within six months before or after the sale of the shares underlying the Options. This acknowledgment is for informational purposes only and is not to be construed as increasing, limiting or describing the rights and obligations of the parties hereunder.

          9.   Restriction on Option Exercise.  Notwithstanding any contrary
               ------------------------------
provision hereof, the Options may not be exercised by Optionee unless the shares to be acquired by Optionee have been registered under the Securities Act of 1933 (the "Act"), and any other

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applicable securities laws of any other state, or the Company receives an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that the exercise of the Options and the issuance of shares pursuant to the exercise is registered or exempt from such registration requirements. Optionee shall represent that unless and until the shares have
                                            --------------------------------
been registered under the Act and applicable state securities laws: (1) Optionee
-----------------------------
is acquiring the shares for investment purposes only and without the intent of making any sale or disposition thereof; (2) Optionee has been advised and understands that the shares have not been registered for sale pursuant to federal and state securities laws and are "restricted securities" under such laws; and (3) Optionee acknowledges that the shares will be subject to stop transfer instructions and bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. NO OFFER, SALE OR TRANSFER MAY TAKE PLACE WITHOUT PRIOR WRITTEN APPROVAL OF THE COMPANY BEING AFFIXED HERETO. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, SUCH APPROVAL SHALL BE GRANTED ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF SHAREHOLDER'S COUNSEL AT SHAREHOLDER'S EXPENSE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THIS CERTIFICATE MAY BE LAWFULLY TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION.

          10.  Withholding of Taxes.  The Options may not be exercised unless
               --------------------
Optionee has paid or has made provision satisfactory to the Company for payment of, federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company may be obligated to collect as a result of the issue or transfer of Common Stock upon such exercise of the Options. In its sole discretion, and at the request of Optionee, the Company may permit Optionee (other than an Optionee who would be subject to Section 16(b) of the Exchange
Act) to satisfy the obligation imposed by this Section, in whole or in part, by instructing the Company to withhold up to that number of shares otherwise issuable to Optionee with a fair market value equal to the amount of tax to be withheld.

          11.  Merger.  The Company hereby agrees that, in the event of the
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Company's liquidation, reorganization, separation, merger or consolidation into, or acquisition of property or

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stock by another corporation, the Company will use its best efforts to cause a substitution or assumption of the Options.

          12.  Antidilution.  The aggregate number of shares of Common Stock
               ------------
available for issuance under the Options, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock subsequent to the date of this Agreement resulting from a recapitalization, reorganization, merger, consolidation or similar transaction as provided in the Plan. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation (unless otherwise agreed in connection with the merger), the Options shall terminate.

          13.  No Rights as a Stockholder.  Optionee or a permitted transferee
               --------------------------
of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until the date as of which stock is issued following exercise of such option. Except as provided in this Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or any other distributions for which the record date is prior to the date as of which such stock is issued.

          14.  No Employment Rights.  This Agreement is not an employment
               --------------------
agreement or contract and does not grant any employment rights to Optionee.

          15.  Other Provisions.  The Company may, as a condition precedent to
               ----------------
the exercise of the Options, require Optionee (including, in the event of Optionee's death, his legal representatives, legatees or distributees) to enter into such agreements or to make such representations as may be required to make lawful the exercise of the Options and the ultimate disposition of the shares acquired by such exercise.

          16.  Notices.  Any notice which either of the parties hereto is
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required or permitted to give to the other must be in writing and may be given by personal delivery or by mailing the same by registered or certified mail, return receipt requested, to the party to which or to whom the notice is directed, at the address each party designates in writing. Any notice mailed to such address shall be effective when deposited in the mail, duly addressed and postage prepaid, notwithstanding failure by the addressee thereof to receive the mailed notice.

          17.  Governing Law.  All transactions contemplated hereunder and all
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rights of the parties hereto shall be governed as to validity, construction, enforcement and in all other respects by the laws and decisions of the State of Utah.

          18.  Titles.  The titles of the sections of this Agreement are
               ------
inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

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

          19.  Amendment.  This Agreement shall not be modified or amended
               ---------
except by written agreement signed by all of the parties hereto.

          20.  Attorney's Fees and Costs of Enforcement.  If any party to this
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Agreement shall incur any costs resulting from enforcement of this Agreement, the defaulting party shall be liable to the prevailing party for such costs. Costs, as used herein, shall include costs of enforcement, interpretation, or collection, including without limitation, reasonable attorney's fees, court costs, collection charges, travel and other related or similar expenses.

          21.  Severability of Provisions.  Any provision of this Agreement
               --------------------------
which is invalid, prohibited, or unenforceable in any jurisdiction, shall not invalidate the remainder of the provision or the remaining provisions of the Agreement.

          22.  Entire Agreement.  Subject to the Plan, this Agreement contains
               ----------------
all of the representations, declarations and statements from either party to the other and expresses the entire understanding between the parties with respect to the transactions provided for herein. All prior memoranda, letters, statements and agreements concerning this subject matter, if any, are merged in and replaced by this Agreement.

          23.  Pronouns, Number and Gender.  Wherever necessary to implement the
               ---------------------------
intent of the parties hereto, references herein to the singular shall be interpreted as the plural, and vice versa, and the feminine, masculine or neuter gender shall be treated as one of the other genders.

          24.  Binding Effect.  This Agreement shall be binding upon and shall
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inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          25.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                     BRITESMILE, INC.


                                     By:  ______________________________________
                                     Its: ______________________________________

                                     OPTIONEE
                                          ______________________________________
                                          ______________________________________

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